UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2007

AirTran Holdings, Inc.

(Exact name of registrant as specified in its charter)

State of Incorporation: Nevada

Commission file number: 1-15991	I.R.S. Employer Identification No: 58-2189551

9955 AirTran Boulevard, Orlando, Florida 32827

(Address of principal executive offices) (Zip Code)

(407) 318-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

AirTran Holdings, Inc. (the “Company”) has adjusted its results for the second quarter 2007, as disclosed on July 27, 2007 in a press release, a copy of which was furnished on Form 8-K. As part of the normal quarterly review and reconciliation process, the Company identified adjustments to the reported information for fuel expense and a gain on the sale of two aircraft. The Company has recorded an adjustment to decrease fuel expense for approximately $2.4 million and decrease the gain on the sale of the aircraft by approximately $1 million.

Separately, on August 9, 2007, the Company’s audit committee, upon recommendation of management and with the concurrence of Ernst & Young LLP, the Company’s independent registered public accountants, concluded that the previously issued financial statements contained in the Company’s (i) Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Form 10-K”) and (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (the “First Quarter 2007 Form 10-Q”) should not be relied upon because of errors related to certain passenger revenues.

On August 9, 2007, the Company filed amendments to its 2006 Form 10-K and First Quarter 2007 Form 10-Q to restate the consolidated financial statements and other financial information contained in those reports with respect to the accounting for certain passenger revenues. The financial statements and other financial information restated by those amendments include the Company’s:

•	Consolidated financial statements as of December 31, 2005 and 2006 and for each of the three years in the period ended December 31, 2006;

•	Interim consolidated financial statements as of and for the quarters ended March 31, 2007 and 2006;

•	Quarterly financial data for each quarter during the years ended December 31, 2005 and 2006; and

•	Selected consolidated financial data as of and for the years ended December 31, 2002 through 2006.

For a detailed discussion of the matters giving rise to the audit committee’s conclusion and these restatements, please refer to “Amendment No. 1 Overview” in Amendment No. 1 on Form 10-K/A filed by the Company with the SEC on August 9, 2007.

The Company’s audit committee and management have discussed the matters disclosed in this Current Report on Form 8-K with Ernst & Young LLP.

The information furnished in Item 2.02 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

In late July 2007, during the course of a periodic review of our revenue accounting practices, we identified possible errors in our accounting for passenger upgrade revenue transactions. Our initial review led us to believe that, on these specific transactions, we were potentially misallocating certain amounts between passenger revenues and certain transportation-related taxes. Upon completion of our investigation and analysis on August 7, 2007, we determined that we had made certain misallocations between passenger revenues and such transportation-related taxes since 1999. The misallocations resulted in overstatements of passenger revenues of less than 0.1 percent of our passenger revenues during each period. Based on this determination, our management concluded that we would amend our previously filed Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Form 10-K”) and Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (the “First Quarter 2007 Form 10-Q”) to correct our previously reported passenger revenues for the impact of these errors, the result of which was to decrease passenger revenues and increase accrued liabilities. Although we do not believe the rollover impact of the errors is material to our results of operations for any individual interim or annual period, because the cumulative effect of the errors is material to our most recently completed fiscal year, we concluded that restatement of our previously issued financial statements was required in accordance with the guidance provided in SEC Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.

On August 9, 2007, the Company’s audit committee, upon recommendation of management and with the concurrence of Ernst & Young LLP, the Company’s independent registered public accountants, concurred with management’s decision to restate our previously issued financial statements and concluded that the previously issued financial statements contained in the 2006 Form 10-K and First Quarter 2007 Form 10-Q should not be relied upon because of the errors described above.

On August 9, 2007, the Company filed amendments to its 2006 Form 10-K and First Quarter 2007 Form 10-Q to restate the consolidated financial statements and other financial information contained in those reports with respect to the accounting for certain passenger revenues. The financial statements and other financial information restated by those amendments include the Company’s:

•	Consolidated financial statements as of December 31, 2005 and 2006 and for each of the three years in the period ended December 31, 2006;

•	Interim consolidated financial statements as of and for the quarters ended March 31, 2007 and 2006;

•	Quarterly financial data for each quarter during the years ended December 31, 2005 and 2006; and

•	Selected consolidated financial data as of and for the years ended December 31, 2002 through 2006.

Please refer to “Amendment No. 1 Overview” in Amendment No. 1 on Form 10-K/A filed by the Company with the SEC on August 9, 2007.

The Company’s audit committee and management have discussed the matters disclosed in this Current Report on Form 8-K with Ernst & Young LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AirTran Holdings, Inc.
(Registrant)

Date: August 17, 2007	/s/ Stanley J. Gadek
Stanley J. Gadek
Senior Vice President Finance
and Chief Financial Officer
(Principal Accounting and Financial Officer)